FACEBOOK, INC.
INDEMNIFICATION AGREEMENT
This Indemnification Agreement (“Agreement”) is effective as of _____ by and between Facebook, Inc., a Delaware corporation (the “Company” or “Facebook”), and _____ (“Indemnitee”). For purposes of this Agreement, the “Company” shall be deemed to include Facebook and its subsidiaries, as appropriate.
WHEREAS, in order to induce Indemnitee to provide, or continue to provide, services to the Company, the Company wishes to provide for the indemnification of, and advancement of expenses to, Indemnitee to the maximum extent permitted by law;
WHEREAS, Indemnitee does not regard the current protection available as adequate under the present circumstances, and the Indemnitee may not be willing to continue to serve in such capacities without additional protection;
WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, Indemnitee to the fullest extent permitted by applicable law so that Indemnitee will serve or continue to serve the Company free from undue concern that he or she will not be so indemnified; and
WHEREAS, this Agreement is a supplement to and in furtherance of the Company’s Bylaws, Certificate of Incorporation and any resolutions adopted pursuant thereto, as well as any rights of Indemnitee under any directors’ and officers’ liability insurance policy, and this Agreement shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.
NOW, THEREFORE, in consideration of the foregoing and Indemnitee’s agreement to provide, or continue to provide, services to the Company, the Company and Indemnitee hereby agree as set forth below.
1.    Certain Definitions.
(a)     “Claim” shall mean any threatened, pending or completed action, suit, proceeding, counterclaim, cross claim, arbitration, mediation, alternative dispute resolution mechanism, hearing, inquiry or investigation or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative, legislative, regulatory or investigative (formal or informal) nature, including any appeal therefrom. If the Indemnitee believes in good faith that a given situation may lead to or culminate in the institution of a Claim, this shall be considered a Claim under this paragraph.
(b)     References to the “Company” shall include, in addition to Facebook, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which Facebook (or any of its wholly owned subsidiaries) is a party which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if Indemnitee is or was a director, officer, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent, fiduciary, trustee, partner or managing member of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.
(c)     “Expenses” shall mean any and all expenses (including reasonable attorneys’ fees and all other costs, expenses, retainers, court costs, transcript costs, fees and other costs of experts and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements and obligations) incurred in connection with, or as a result of, investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, to be a witness in or to participate in, any Claim. Expenses also shall include (i) expenses incurred in connection with any appeal resulting from any Claim, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, (ii) expenses incurred in connection with recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee is ultimately determined to be entitled to such indemnification, Expense Advance or insurance recovery, as the case may be, and (iii) for purposes of Section 16, expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, the Certificate of Incorporation, the Bylaws or under any directors’ and officers’ liability insurance policies maintained by the Company, by litigation or otherwise. The parties agree that for the purposes of any Expense Advance for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable in the good faith judgment of such counsel shall be presumed conclusively to be reasonable. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments, fines penalties and amounts paid in settlement against Indemnitee.
(d)     “Expense Advance” shall mean an advance payment of Expenses to Indemnitee pursuant to Section 3(a).
(e)     “Indemnifiable Event” shall mean any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent, fiduciary, trustee, partner or managing member of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of Indemnitee while serving in such capacity.
(f)     “Independent Directors” shall mean those members of the Board consisting of directors who are not parties to the Claim.
(g)    “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 3(e) hereof, who shall not have otherwise performed services for the Company or Indemnitee or any other party to the Claim giving rise to a claim for indemnification hereunder within the last three years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).
(h)    “Other Liabilities” shall mean judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) of any Claim regarding any Indemnifiable Event and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement.
(i)     References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.
(j)    “Reviewing Party” shall mean an election made from among the following: (i) those members of the Board who are Independent Directors even though less than a quorum; (ii) a committee of Independent Directors designated by a majority of the Independent Directors, even though less than a quorum;

or (iii) Independent Legal Counsel selected by the Indemnitee and approved by the Company (which approval shall not be unreasonably withheld).
2.    Indemnification.
(a)     Indemnification of Expenses and Other Liabilities. The Company shall indemnify Indemnitee to the fullest extent permitted by law if Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any Claim by reason of (or arising in part out of) any Indemnifiable Event against Expenses and Other Liabilities, including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses. Indemnitee hereby agrees to repay to the Company all amounts advanced to Indemnitee hereunder if it is ultimately determined that Indemnitee is not entitled to indemnification hereunder. Other than in respect of Expense Advances paid in accordance with Section 3(a) hereof, such payment of Expenses shall be made by the Company as soon as practicable but in any event no later than five (5) business days after written demand by Indemnitee therefor is presented to the Company.
(b)     Determination of Right to Indemnification. Unless otherwise provided in Section 12 hereof, the Company shall indemnify Indemnitee pursuant to Section 2(a) if Indemnitee has not failed to meet the applicable standard of conduct for indemnification. With respect to all matters arising concerning whether or not the Indemnitee has met the applicable standard of conduct, the Indemnitee shall be entitled to select the Reviewing Party. The Reviewing Party shall determine whether and to what extent Indemnitee would be permitted to be indemnified under applicable law and the Company and Indemnitee agree to abide by such determination, which, if made by Independent Legal Counsel shall be made in a written opinion.
(c)     Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement other than Section 12 hereof, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any Claim regarding any Indemnifiable Event, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee in connection therewith.
3.    Expenses; Indemnification Procedure.
(a)     Advancement of Expenses. The Company shall advance all Expenses incurred by Indemnitee. The advances to be made hereunder shall be paid by the Company to Indemnitee as soon as practicable but in any event no later than 30 days after written demand by Indemnitee therefor to the Company. Indemnitee hereby agrees to repay to the Company all amounts advanced to Indemnitee hereunder if it is ultimately determined that Indemnitee is not entitled to indemnification hereunder. The Company’s obligation to advance Expenses shall terminate with respect to any Claim as to which the Indemnitee shall have entered a plea of guilty or nolo contendere, or an equivalent plea acknowledging guilt.
(b)     Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to Indemnitee’s right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any Claim made against Indemnitee for which indemnification will or could be sought under this Agreement; provided however that the failure to so provide notice to the Company shall not relieve the Company from any liability that it may have to Indemnitee hereunder unless the Company’s ability to participate in the defense of such claim was materially and adversely affected by such failure. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power, to the extent that doing so is consistent with the exercise of the Indemnitee’s rights under the federal and state Constitutions. Company shall provide Indemnitee with such information and cooperation as Indemnitee may reasonably require, to the extent that doing so is consistent with the Company’s obligation to cooperate with regulatory or law enforcement agencies.

(c)     No Presumptions; Burden of Proof. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.
(d)     Notice to Insurers. If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 3(b) hereof, the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policies. The Company shall keep Indemnitee reasonably informed as to the status of all relevant insurance matters.
(e)     Selection of Counsel. In the event the Company shall be obligated hereunder to pay the Expenses of any Claim the Company, if appropriate, shall be entitled to assume the defense of such Claim with counsel approved by Indemnitee (not to be unreasonably withheld) upon the delivery to Indemnitee of written notice of the Company’s election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Claim; provided that, (i) Indemnitee shall have the right to employ Indemnitee’s separate counsel in any such Claim at Indemnitee’s own expense and (ii) if (A) the employment of separate counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of Indemnitee’s separate counsel shall be considered an Expense.
4.     Additional Indemnification Rights; Nonexclusivity; Company Obligations Primary.
(a)     Scope. The Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Certificate of Incorporation, the Company’s Bylaws (as now or hereafter in effect) or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section 12(a) hereof.
(b)     Nonexclusivity. The indemnification provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation, its Bylaws (as now hereafter in effect), any other agreement, any vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware, or otherwise. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity.
(c)     Company Obligations Primary. The Company hereby acknowledges that Indemnitee may have rights to indemnification for Expenses and Other Liabilities provided by [name of VC or other sponsoring organization (“Other Indemnitor”)]. The Company agrees with Indemnitee that the Company is the indemnitor of first resort of Indemnitee with respect to matters for which indemnification is provided under this Agreement and that the Company will be obligated to make all payments due to or for the benefit of Indemnitee under this Agreement without regard to any rights that Indemnitee may have against the Other Indemnitor. The

Company hereby waives any equitable rights to contribution or indemnification from the Other Indemnitor in respect of any amounts paid to Indemnitee hereunder. The Company further agrees that no payment of Expenses or Other Liabilities by the Other Indemnitor to or for the benefit of Indemnitee shall affect the obligations of the Company hereunder, and that the Company shall be obligated to repay the Other Indemnitor for all amounts so paid or reimbursed to the extent that the Company has an obligation to indemnify Indemnitee for such Expenses or Other Liabilities hereunder.

5.     Contribution.
(a)     Whether or not the indemnification provided in Section 2 hereof is available, in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall, unless indemnification would not be available as a result of Section 12 hereof, pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) without the consent of Indemnitee (which shall not be unreasonably withheld) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.
(b)     Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the amount of expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which the law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.
(c)     The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.
(d)     To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever other than the reasons set forth in Section 12 hereof, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses and Other Liabilities, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such proceeding; and/or (ii) the relative fault of the

Company (and its directors, officers, employees, agents and fiduciaries (other than Indemnitee)) and Indemnitee in connection with such event(s) and/or transaction(s).
6.    Settlement. The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any action, claim or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding. Anyone seeking to overcome this presumption shall have the burden of proof.
7.    No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, provision of the Company’s Certificate of Incorporation, Bylaw (as now or hereafter in effect) or otherwise) of the amounts otherwise indemnifiable hereunder.
8.     Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses or Other Liabilities incurred in connection with any Claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses and Other Liabilities to which Indemnitee is entitled.
9.    Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in any Claim or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by or on behalf of Indemnitee in connection therewith. If Indemnitee is not wholly successful in such Claim but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Claim, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with or related to each successfully resolved claim, issue or matter to the fullest extent permitted by law. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Claim by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
10.     No Imputation. The knowledge or actions, or failure to act, of any director, officer, employee, agent or fiduciary of the Company or the Company itself shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.
11.     Liability Insurance. For the duration of Indemnitee’s service as a director, officer, employee, agent or fiduciary of the Company, and thereafter for so long as Indemnitee shall be subject to any pending or possible Claim by reason of any Indemnifiable Event, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of liability insurance providing coverage for directors and officers of the Company that are at least substantially comparable in scope and amount to that provided by the Company’s current policies of directors’ and officers’ liability insurance. To the extent the Company maintains liability insurance applicable to directors, officers, employees, agents or fiduciaries, Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, agents or fiduciaries, if Indemnitee is not an officer or director but is a key employee, agent or fiduciary.
12.     Exceptions. Notwithstanding any other provision of this Agreement, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)     Excluded Action or Omissions. To indemnify Indemnitee for acts, omissions or transactions if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is prohibited by applicable law.
(b)     Claims Initiated by Indemnitee. To indemnify Expenses or Other Liabilities or advance Expenses to Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, except (i) with respect to actions or proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Company’s Certificate of Incorporation or Bylaws now or hereafter in effect relating to Claims for Indemnifiable Events, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such Claim, or (iii) as otherwise required under Section 145 of the Delaware General Corporation Law, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance Expense payment or insurance recovery, as the case may be.
(c)     Lack of Good Faith. To indemnify Indemnitee for any Expenses or Other Liabilities incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous.
(d)     Claims Under Section 16(b). To indemnify Indemnitee for the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute; provided that the Company shall advance Expenses in connection with Indemnitee’s defense of a claim under Section 16(b), which advances shall be repaid to the Company if it is ultimately determined that Indemnitee is not entitled to indemnification of such Expenses.
13.     Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.
14.     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.
15.     Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect, and whether by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, officer, employee, agent or fiduciary (as applicable) of the Company or of any other enterprise at the Company’s request.
16.     Attorneys’ Fees. In the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee with respect to such action, regardless of whether Indemnitee is ultimately successful in such action, and shall be entitled to the advancement of Expenses with respect to such action, unless as a part of such action a court of competent jurisdiction over such action determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee in defense of such action (including costs and Expenses incurred with respect to Indemnitee’s counterclaims and cross-claims made in such action), and shall be entitled to the advancement of Expenses with respect to such action.
17.     Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and signed for by the party addressed, on the date of such delivery, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.
18.     Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the Court of Chancery of the State of Delaware in and for New Castle County, which shall be the exclusive and only proper forum for adjudicating such a claim.
19.     Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
20.     Choice of Law. This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of Delaware as applied to contracts between Delaware residents entered into and to be performed entirely within the State of Delaware. To the extent the Indemnitee is not otherwise subject to service of process in the State of Delaware, Indemnitee hereby irrevocably appoints Corporation Service Company as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any action or proceeding against Indemnitee arising out of or in connection with this Agreement with the same legal force and validity as if served upon such party personally within the State of Delaware.
21.     Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.
22.     Amendment and Termination. Due to the uncertain application of any statutes of limitations that may govern any Claim, this Agreement shall be of indefinite duration. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.
23.     Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto. If the Company and Indemnitee have previously entered into an indemnification agreement providing for indemnification of Indemnitee by the Company, the parties’ entry into this Indemnification Agreement shall be deemed to amend and restate such Indemnification Agreement to read in its entirety as, and to be superseded by, this Indemnification Agreement.
24.     No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries or affiliated entities.
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IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

FACEBOOK, INC.

By:

Name:

Title:

AGREED TO AND ACCEPTED
INDEMNITEE:

(signature)

(address)